Exhibit 10.19

Lake View Tech Center I

Suffolk, Virginia

Third Amendment to Agreement

THIRD AMENDMENT TO AGREEMENT

THIS THIRD AMENDMENT TO AGREEMENT (the “Amendment”) is made and entered into as of the 9th day of September, 2005, by and between LVTC ONE, LLC, (“Seller”) and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Landonomics Group and Buyer entered into that certain Agreement dated as of July 14, 2005, as amended by Amendments to Agreement dated August 11, 2005 and August 25, 2005 (collectively, the “Agreement”), for the sale and purchase of the property commonly known as Lake View Technology Center, 115 Lake View Parkway, located in the Town of Suffolk, Virginia (the “Property”).

WHEREAS, Landonomics Group assigned its interest in and to the Agreement to Seller.

WHEREAS, Buyer and Seller have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.     Paragraph 1 of the Agreement, second sentence, is hereby amended and restated as follows: Purchaser shall have a period of ten (10) days after Purchaser’s receipt of the Survey to be provided by Seller as its due diligence period in regard to its review of title and survey. Purchaser shall have until 5:00 p.m. (Chicago, Illinois time) on the tenth day (or if the tenth day is a Saturday, Sunday or legal holiday, on the following Monday) within which to notify Seller of any objection to title and survey. If Purchaser does not receive the Survey by September 27, 2005, then due diligence with regard to title and survey, and the Closing of the transaction, shall be extended day for day for each day of delay in delivery of the Survey to Purchaser beyond September 27, 2005.  Except for the review of title and survey provided herein, and Seller’s obligation to deliver to Purchaser prior to Closing a copy of the existing roof warranty on the original building (approx. 70,000 s.f.), Purchaser waives its right to object to other due diligence items effective as of September 9, 2005.

2.     This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Amendment. Each person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Amendment. Any counterpart to this Amendment may be executed by facsimile copy and shall be binding on the parties.

3.     As modified herein, the terms and conditions of the Agreement are hereby ratified by Seller and Purchaser and otherwise remain unmodified and in full force and effect.

Signatures on following page.

Seller:

LVTC ONE, LLC

By:	/s/ Ronald Ferrin
Name:	Ronald Ferrin
Title:	Manager

Buyer:

INLAND REAL ESTATE
ACQUISITIONS, INC.

BY:	/s/ S. Joseph Cosenza
Name:	S. Joseph Cosenza
Title:	President

2

SECOND AMENDMENT TO AGREEMENT

THIS SECOND AMENDMENT TO AGREEMENT (the “Amendment”) is made and entered into as of the 25th day of August, 2005, by and between LVTC ONE, LLC, (“Seller”) and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Landonomics Group and Buyer entered into that certain Agreement dated as of July 14, 2005, as amended by Amendment to Agreement dated August 11, 2005 (collectively, the “Agreement”), for the sale and purchase of the property commonly known as Lake View Technology Center, 115 Lake View Parkway, located in the Town of Suffolk, Virginia (the “Property”).

WHEREAS, Landonomics Group has assigned its interest in and to the Agreement to Seller.

WHEREAS, Buyer and Seller have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.     Paragraph 1 of the Agreement, second sentence, is hereby amended and restated as follows: Purchaser shall have until 5:00 p.m. (Chicago, Illinois time) on Friday, September 9, 2005 as its due diligence period in regard to its investigations of the Property.

2.     This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Amendment. Each person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Amendment.  Any counterpart to this Amendment may be executed by facsimile copy and shall be binding on the parties.

3.     As modified herein, the terms and conditions of the Agreement are hereby ratified by Seller and Purchaser and otherwise remain unmodified and in full force and effect.

Signatures on following page.

Seller:

LVTC ONE, LLC

By:	/s/ Ronald Ferrin
Name:	Ronald Ferrin
Title:	Partner

Buyer:

INLAND REAL ESTATE ACQUISITIONS,
INC.

By:	/s/ S. Joseph Cosenza
Name:	Joseph Cosenza
Title:	President

AMENDMENT TO AGREEMENT

THIS AMENDMENT TO AGREEMENT (the “Amendment”) is made and entered into as of the 11th day of August, 2005, by and between LANDONOMICS GROUP (as the original seller party), and LVTC ONE, LLC, (“Seller”) and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Landonomics Group and Buyer entered into that certain Agreement dated as of July 14, 2005 (the “Agreement”), for the sale and purchase of the property commonly known as Lake View Technology Center. 115 Lake View Parkway, located in the Town of Suffolk, Virginia (the “Property”).

WHEREAS, Landonomics Group is an affiliated party of Seller and has agreed to assign its interest in and to the Agreement to Seller.

WHEREAS, Buyer and Seller have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.     Landonomics Group hereby assigns all of its right, title and interest in and to the Agreement to Seller and Seller hereby accepts such assignment and agrees to be bound by the terms thereof as if Seller had originally been a party thereto.

2.     Paragraph 1 of the Agreement, second sentence, is hereby amended and restated as follows: Purchaser shall have until 5:00 p.m.. (Chicago, Illinois time) on Friday, August 26, 2005 as its due diligence period in regard to its investigations of the Property.

3.     This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Amendment. Bach person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Amendment. Any counterpart to this Amendment may be executed by facsimile copy and shall be binding on the parties.

4.     As modified herein, the terms and conditions of the Agreement are hereby ratified by Seller and Purchaser and otherwise remain unmodified and in full force and effect.

Seller:

LVTC ONE, LLC

By:	/s/ John Gorman
Name:	John Gorman
Title:	Manager

LANDONOMICS GROUP

By:	/s/ Robert I. Parker
Name:	Robert I. Parker
Title:	SVP

Buyer:

INLAND REAL ESTATE ACQUISITIONS,
INC.

By:	/s/ Charles V. Benvenuto
Name:	Charles V. Benvenuto
Title:	Authorized Agent

2

Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Phone: (630) 218-4948 Fax: 630-218-4935
www.inlandgroup.com

Revised: July 7, 2005

Landonomics Group (Seller)

Attn: Ron Ferrin, President

2215 York Road, Suite 209

Oak Brook, IL 60523

Re:          Lake View Technology Center I

Suffolk, Virginia

Dear Ron:

This letter represents this corporation’s offer to purchase the Lake View Technology Center I with 110,007 net rentable square feet, situated on approximately                   acres of land, located at 115 Lakeview Parkway, Suffolk, VA 23434.

The above property shall include all the land and buildings and common facilities, as well as all personalty within the buildings and common areas, supplies, landscaping equipment, and any other items presently used on the site and belonging to owner, and all intangible rights relating to the property.

This corporation or its nominee will consummate this transaction on the following basis:

1.       The total purchase price shall be $24,537,558.00 all cash, plus or minus prorations, with no mortgage contingencies, to be paid at closing on October 7, 2005 ~~following the acceptance of this agreement~~ (see Paragraph 11).  Purchaser shall have a 30 day due diligence period following the acceptance of this Agreement.

Purchaser shall allocate the land, building and depreciable improvements prior to closing.

2.       There are no real estate brokerage commissions involved in this transaction.

3.       Seller represents and warrants (to the best of the Seller’s knowledge), that the above referenced property is leased to the GSA / U.S. Joint Forces Command, as shown on Exhibit A attached, on modified net leases (with landlord paying its own insurance costs and roof maintenance) covering the building and all of the land, parking areas, reciprocal easements and REA/OEA agreements (if any), for the entire terms and option periods. Any concessions given to any tenants that extend beyond the closing day shall be settled at closing by Seller giving a full cash credit to Purchaser for any and all of those concessions.

4.       Seller warrants and represents (to the best of the Seller’s knowledge), that the property is free of violations, and the interior and exterior structures are in a good state of repair, free of leaks, structural problems, and mold, and the property is in full compliance with Federal, State, City and County ordinances, including ADA compliance, environmental laws and concerns, and no one has a lease that exceeds the lease term stated in said leases, nor does anyone have an option or right of first refusal to purchase or extend, nor is there any contemplated condemnation of any part of the property, nor are there any current or contemplated assessments.

5.       Seller warrants and represents (to the best of the Seller’s knowledge), that during the term of the leases the GSA / U.S. Joint Forces Command is responsible for and pays ~~all~~ the operating expenses relating to the property (with landlord paving its own insurance costs and roof maintenance) on a prorata basis, over a base year cap and subject to CPI limits, including but not limited to, real estate taxes, REA/OEA agreements, utilities, all common area maintenance, parking lot and the building, etc.

Prior to closing, Seller shall not enter into or extend any agreements without Purchaser’s approval and any contract presently in existence not accepted by Purchaser shall be terminated by Seller. Any work presently in progress on the property shall be completed by Seller prior to closing.

6.       Ten (10) days prior to closing Seller shall furnish Purchaser with estoppel letters acceptable to Purchaser from all tenants, guarantors, and parties to reciprocal and/or operating easement agreements, if applicable.

7.       Seller is responsible for payment of any leasing brokerage fees or commissions which are due any leasing brokers for the existing leases stated above or for the renewal of same.

8.       This offer is subject to Seller supplying to Purchaser prior to closing a certificate of insurance from the tenant in the form and coverage acceptable to Purchaser for the closing, unless, of course, tenant self-insures.

9.       It is understood that Purchaser will obtain a Level 1 Environmental Report (Level 2 if required) ~~which Seller will supply to Purchaser 10 days~~ prior to closing ~~Seller shall have said reports,~~ which must be acceptable to Purchaser, ~~updated and re-certified to Purchaser~~ at closing, all at Seller’s cost.

10.     The above sale of the real estate shall be consummated by conveyance of a special warranty deed from Seller to Purchaser’s designee, with the Seller paying any city, state, or county transfer taxes for the closing, and Seller agrees to cooperate with Purchaser’s lender, if any, and the money lender’s escrow.

11.     The closing shall occur through Chicago Title & Trust Company, in Chicago, Illinois with Nancy Castro as Escrowee, 30 days following acceptance of this agreement, at which time title to the above property shall be marketable; i.e., free and clear of all liens, encroachments and encumbrances, and an ALTA form B owner’s title policy with complete extended coverage and required endorsements, waiving off all construction, including 3.1 zoning including parking and loading docks, and insuring all improvements as legally conforming uses and not as non-conforming or conditional uses, paid by Seller, shall be issued, with all warranties and representations being true now and at closing and surviving the closing, and each party shall be paid in cash their respective credits, including, but not limited to, security deposits, rent and expenses, with a proration of real estate taxes based on the provisions of the Lease ~~(at Purchaser’s option) on the greater of 110% of tho most recent bill or latest assessment, or the estimated assessments~~ for 2004 and 2005 ~~using tho Assessor’s formula for these sales transactions,~~ with a later reproration of taxes when the actual bills are received. At closing, no credit will be given to Sellers for any past due, unpaid or delinquent rents.

12.     It is understood that the Purchaser must obtain an appraisal of the property prepared by an MAI or other qualified appraiser, acceptable to Purchaser or Purchaser’s lender, if any, prior to Closing ~~and shall deliver copies of such appraisal to Purchaser within 10 days of the acceptance of this offer and shall cause the appraiser to ro-certify~~ for an appraised amount not less than the Purchase Price ~~and re-issue said appraisal to, and in the name of, Purchaser or Purchaser’s lender,~~ all at Purchaser’s cost.

13.     Neither Seller (Landlord) nor tenant shall be in default on any lease or agreement at closing, nor is there any threatened or pending litigation.

14.     Seller warrants and represents that he has paid all unemployment taxes to date.

2

15.     Prior to closing, Seller shall furnish to Purchaser copies of all guarantees and warranties which Seller received from any and all contractors and sub-contractors pertaining to the property. This offer is subject to Purchaser’s satisfaction that all guarantees and warranties survive the closing and are assignable and transferable to any titleholder now and in the future.

16.     This offer is subject to the property being 100% occupied at the time of closing, with the GSA / U.S. Joint Forces Command occupying their space, open for business, and paying full rent, including CAM, tax and insurance current, as shown on Exhibit A attached.

17.     Fifteen (15) days prior to closing, Seller must provide the title as stated above and a current Urban ALTA/ACSM spotted survey in accordance with the minimum standard detail requirements for ALTA/ACSM Land Title surveys jointly established and adopted by ALTA and ACSM in 1999 and includes all outlots and all Table A optional survey responsibilities and acceptable to Purchaser and the title company.

18.     Seller agrees to immediately make available and disclose all information that Purchaser needs to evaluate the above property, including all inducements, abatements, concessions or cash payments given to tenants, and for CAM, copies of the bills. Seller agrees to cooperate fully with Purchaser and Purchaser’s representatives to facilitate Purchaser’s evaluations and reports, including at Purchaser’s cost, if required, a one-year audit of the books and records of the property.

This offer is, of course, predicated upon the Purchaser’s review and written approval of the existing leases, new leases, lease modifications (if any), all tenant correspondence, REA/OEA agreements, tenants’ and guarantors’ financial statements, representations of income and expenses made by Seller, site inspection, environmental, appraisal, etc., and at Purchaser’s cost, if required, a one year of audited operating statements on said property ~~is required~~ that qualifies, complies with and can be used in a public offering.

If this offer is acceptable, please sign the original of this letter and initial each page, keeping copies for your files and returning the original to me by July 8, 2005.

Sincerely,

ACCEPTED:		INLAND REAL ESTATE ACQUISITIONS, INC.
or nominee
By:	/s/ Ronald B. Ferrin

Date:	7/14/05	/s/ G. JOSEPH COSENZA
G. Joseph Cosenza
Vice Chairman

JC/sc

3

EXHIBIT - A

Lake View Technology Center I - Suffolk, Virginia

TENANTS	S.F.	ANNUAL BASE RENT	MONTHLY BASE RENT	RENT PER SQ. FOOT	LEASE COMMENCEMENT DATE	LEASE EXPIRATION DATE
GSA - U.S. Joint Forces Command	68,330	1,248,389.10	104,032.43	$18.27	17-May-2004	16-May-2014
GSA - U.S. Joint Forces Command	41,677	958,571.00	79,880.92	$23.00	6-Oct-2004	5-Oct-2014
Totals	110,007	2,206,960.10	183,913.34